TRUSTEE CERTIFICATION OF INVESTMENT POWERS

ACCOUNT NUMBER_______________
TO: __________________________________

In consideration of your owning and/or maintaining one or more accounts for the Trust named below, we, the undersigned trustees(s), certify as follows:

1.	The title of the trust to which this certification applies is:
Ann S. Gorman Revocable Trust_______________________________________
Ann S. Gorman and Robert F. Gorman Trustees___________________________

2.	That the Trust Agreement to which this certification applies is dated
September 21, 1993

3.	There are no other Trustees of the Trust other than the undersigned.

4.	You have the authority to accept orders and other instructions relative to the trust accounts for those individuals or entities listed below. They may execute any documents on behalf of the Trust that you may require. (Unless it is specified otherwise, any of those listed below may individually act on behalf of the Trust)

Ann S. Gorman___________		_______________________
Robert F. Gorman_________		_______________________

5.	We certify that we have the power under the Trust Agreement and applicable law to enter into transactions, both purchases and sales, of the type specified below.
(Please check appropriate types of investments)

X  Corporate Stocks		X   Corporate Bonds

X   Municipal Bonds

X  US Gov't Securities	X   US Agency Securities

To engage in the purchase and sale of listed put and call options of the following nature:

X  Covered Writing    __Uncovered Writing  X  Buying __  Spreads and Straddles

X  Buying Options on Stock Indices

__  Short Sale of Options on Stock Indices

X  Borrowing Money to Purchase or Carry Securities in a Margin Account

__ Short Sale of Securities Other Than Options

We the Trustees, jointly and severally indemnify you and hold you harmless from any liability for affecting transactions of the type specified above, should you act pursuant to the instructions given by any of the individuals(s) listed in paragraph 4 of this agreement.

6.	We agree to inform you in writing of any amendment to the Trust, any change in the composition of the Trustees, or any other event that could alter the certificates made above.

Signature (all trustees must sign)
Certified to: Jason Bishara_________	X  /s/Ann S. Gorman_______
By: ___________________________		X  /s/Robert F. Gorman_____


					On the 8th day of February, 2002, before me
					Came Ann S. & Robert F. Gorman_______,
					Trustees who executed this agreement pursuant to
					their authority.
					Personally known by me;
 					/s/ Patricia Ann Bolema________________
     					 Notary Public